Rocket Fuel Reports Record Revenue for Third Quarter 2014

Revenue Grew 63%, While Revenue from Mobile, Social and Video Grew 177% Year-Over-Year
Company Reiterates Full Year 2014 Guidance

REDWOOD CITY, California - November 12, 2014 - Rocket Fuel Inc. (NASDAQ: FUEL), a leading provider of artificial intelligence and big data solutions for digital advertising, today reported results for the third quarter ended September 30, 2014.

“Rocket Fuel delivered strong results for its customers which drove solid financial results for our company, highlighted by another great quarter for mobile. The close of our acquisition of [x+1] in September 2014 is already allowing us to open new doors with top-tier marketers who are interested in Rocket Fuel’s programmatic marketing hub.  Our combined DMP and DSP gives marketers more transparency, control, and opportunities than ever before to exceed their marketing objectives,” said Chairman and CEO George John.
Financial and Business Highlights for the Third Quarter of 2014

Revenue of $102.1 million (includes $6.0 million from [x+1]) increased 63% compared to $62.5 million for the third quarter of 2013.
Revenue ex-TAC1 of $59.1 million increased 64% compared to $36.0 million for the third quarter of 2013, and grew to 58% of revenue for the third quarter of 2014.
Gross Profit of $47.1 million increased 54% compared to $30.6 million for the third quarter of 2013. This represents a gross margin of 46.2% compared to 49.0% for the third quarter of 2013. This contraction of 280 basis points is due to increases in fixed costs, that are other than media costs, equally among amortization and depreciation expenses, personnel expenses and third party data costs.
Net Loss was $(22.8) million, or $(0.61) per diluted share, compared to a net loss of $(6.9) million, or $(0.61) per diluted share for the third quarter of 2013. Adjusted net loss1 for the quarter was $(6.6) million, or $(0.18) per diluted share, compared to adjusted net loss of $(1.8) million, or $(0.16) per diluted share, for the third quarter of 2013.
Adjusted EBITDA1 was $(4.3) million compared to $(0.7) million in the third quarter of 2013.
Other channels revenue of $44.9 million, which includes revenue from delivery of digital advertising to mobile, social, and video channels, increased by 177% compared to $16.2 million for the third quarter of 2013 and increased from 26% of revenue in the third quarter of 2013 to 44% of revenue in the third quarter of 2014. Mobile was the largest component of other channels revenue, at 30% of revenue in the third quarter of 2014.
Active customer count expanded to 1,446, up from 938 in the third quarter of 2013.
Employee headcount increased to a total of 1,028 as of September 30, 2014, an 86% increase from September 30, 2013.
Cash and cash equivalents were $111.6 million as of September 30, 2014.
Total debt was $62.0 million as of September 30, 2014.
1 Revenue ex-TAC, adjusted net loss, and adjusted EBITDA are non-GAAP financial measures, all of which reflect revised names or definitions beginning as of the third quarter of 2014. Please see the discussion below under the heading “Use of Non-GAAP Measures,” and the reconciliations at the end of this release.

Business Outlook

Rocket Fuel reiterates its full-year 2014 guidance and expects to achieve the following results:

Fourth Quarter 2014

•	Revenue in the range of $140.0 million to $165.0 million. This includes $18.0 million to $22.0 million in revenue from [x+1].

•	Adjusted EBITDA in the range of a loss of $(4.5) million to an income of $0.5 million.
Fiscal Year 2014

•	Revenue in the range of $403.0 million to $427.0 million.

•	Adjusted EBITDA loss in the range of $(12.0) million to $(7.0) million.

•
The acquisition of [x+1] closed in early September of 2014 and as we continue to integrate over the course of 2014, we will not provide separate guidance for the two entities beginning in 2015. Rocket Fuel is reporting its results on a consolidated basis as of the third quarter of 2014.

Conference Call and Webcast Information

The Rocket Fuel third quarter 2014 teleconference and webcast is scheduled to begin at 2:00 PM Pacific time on Wednesday, November 12, 2014. To participate on the live call, analysts and investors should dial 1-877-681-3375 at least ten minutes prior to the call. Rocket Fuel will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of its website at www.rocketfuel.com

Use of Non-GAAP Measures

This press release includes information relating to revenue ex-TAC (previously referred to as "Revenue less media costs"), adjusted net loss, and adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). All of these measures reflect revised names or definitions, which were adopted beginning with the third quarter of 2014 and reflected in comparative historical periods. A reconciliation of the previous definition and the definition as revised has been included at the end of this press release. These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define revenue ex-TAC as GAAP revenue less media costs. (Prior to the third quarter, we called this measure "Revenue less media costs;" its calculation has not changed.) Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties. A limitation of revenue ex-TAC is that it is a measure designed for internal purposes that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, cost of revenue, and total operating expenses.

We define adjusted net loss as GAAP net loss excluding stock-based compensation expense, changes in fair value of convertible preferred stock warrant liability, amortization of intangible assets, acquisition related and other expenses and the estimated tax impact of the foregoing items. A limitation of adjusted net loss is that it is a measure that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that define adjusted net loss differently. This measure may also exclude expenses that may have a material impact on Rocket Fuel’s reported financial results. Our management compensates for these limitations by also considering the comparable GAAP financial measure of net loss.

We define adjusted EBITDA as net loss before provision for income taxes, interest expense - net, depreciation and amortization expense (excluding amortization of internal use software), stock-based compensation expense and related payroll taxes, changes in fair value of convertible preferred stock warrant liability, other income (expense) - net, and acquisition related and other expenses. Adjusted EBITDA has a number of limitations as an analytical tool, including the following:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•adjusted EBITDA does not reflect tax and interest payments that may represent a reduction in cash available to us; and
•other companies, including those in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, our management considers adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Revenue ex-TAC to Revenue,” “Reconciliation of Adjusted Net Loss to Net Loss” and “Reconciliation of Adjusted EBITDA to Net Loss” included in this press release.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This press release and the webcast of the same date, contain “forward-looking statements,” regarding future events and our future financial performance, including but not limited to: statements regarding the company’s ability to achieve long-term sustainable growth and profitability; trends in operating expenses; the ability to achieve leverage in operating expenses; growth in other channels revenue; the anticipated growth of the mobile market; revenue growth outside North America; growth in programmatic branding; the anticipated benefits of, customer interest in, and competitive advantages of, recently announced product offerings; the company’s ability to collaborate with agencies; the integration of [x+1]; the expected impact of the [x+1] transaction on the company’s business, prospects and addressable market opportunity; and the company’s forecasted financial performance, including its financial results for the fourth quarter of 2014 and the full fiscal year 2014. Words such as “expect,” “believe,” “anticipate,” “plan” and other similar words are also intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements.
These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, our limited operating history, particularly as a relatively new public company; risks associated with our growth, particularly outside of the U.S.; failure to achieve expected synergies and efficiencies of operations between Rocket Fuel and [x+1]; the ability of Rocket Fuel and [x+1] to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the failure of Rocket Fuel to timely develop and achieve market acceptance of combined products and services; the loss of any key [x+1] customers or employees; the ability to coordinate strategy and resources between Rocket Fuel and [x+1] following the acquisition; our potential failure to make the right investment decisions in our offerings and technology platform; our inability to access inventory on private exchanges; fluctuations in our operating results; the failure to release new services that improve the quality of available advertising inventory; and general market, political, economic and business conditions.

Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2014 and in subsequent SEC filings. These forward-looking statements are made as of the date of this press release and the related webcast, and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein or therein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel

Rocket Fuel delivers a leading programmatic media-buying platform at Big Data scale that harnesses the power of artificial intelligence (AI) to improve marketing ROI in digital media across web, mobile, video, and social channels. Rocket Fuel powers digital advertising and marketing programs globally for customers in North America, Europe, and APAC. Customers trust Rocket Fuel’s Advertising That Learns® platform to achieve brand and direct-response objectives in diverse industries from luxury cars to financial services to retail. Rocket Fuel currently operates in more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol “FUEL.” For more information, please visit http://www.rocketfuel.com or call 1-888-717-8873.

Investor Relations:
Whitney Kukulka
The Blueshirt Group
(415) 489-2187
ir@rocketfuel.com

Rocket Fuel and Advertising That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Rocket Fuel Inc.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$111,632	$113,873
Accounts receivable, net	116,229	90,502
Deferred tax assets	1,154	207
Prepaid expenses	3,974	2,164
Other current assets	15,331	3,962
Total current assets	248,320	210,708
Property, equipment and software, net	78,217	25,794
Restricted cash	3,010	—
Intangible assets	73,525	—
Goodwill	114,871	—
Other assets	1,198	1,006
Total assets	$519,141	$237,508

Liabilities and Stockholder's Equity
Current Liabilities:
Accounts payable	$65,284	$39,910
Accrued and other current liabilities	33,268	21,584
Deferred revenue	1,251	918
Current portion of capital leases	2,695	203
Current portion of debt	45,990	7,243
Total current liabilities	148,488	69,858
Long-term debt - Less current portion	15,965	19,568
Capital leases - Less current portion	5,024	412
Deferred rent - Less current portion	24,260	3,909
Deferred tax liabilities	2,231	207
Other liabilities	543	387
Total liabilities	196,511	94,341

Stockholders' Equity:
Common stock	41	33
Additional paid-in capital	410,923	187,624
Accumulated other comprehensive loss	(44)	(15)
Accumulated deficit	(88,290)	(44,475)
Total stockholders' equity	322,630	143,167
Total Liabilities and Stockholders' Equity	$519,141	$237,508

Rocket Fuel Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except loss per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Revenue	$102,098	$62,458	$269,137	$155,039
Cost of revenue (1)	54,952	31,877	139,410	81,529
Gross profit	47,146	30,581	129,727	73,510

Operating expenses:
Research and development (1)	11,200	4,464	26,875	10,587
Sales and marketing (1)	40,421	21,644	103,969	56,293
General and administrative (1)	19,320	8,719	41,795	19,671
Total operating expenses	70,941	34,827	172,639	86,551
Loss from operations	(23,795)	(4,246)	(42,912)	(13,041)
Other expense, net:
Interest expense	(1,157)	(251)	(2,085)	(604)
Other income (expense)—net	(1,999)	155	(2,443)	(213)
Change in fair value of convertible preferred stock warrant liability	—	(2,385)	—	(4,740)
Other expense, net	(3,156)	(2,481)	(4,528)	(5,557)
Loss before income taxes	(26,951)	(6,727)	(47,440)	(18,598)
Income tax benefit (provision)	4,120	(133)	3,625	(173)
Net loss	$(22,831)	$(6,860)	$(43,815)	$(18,771)

Basic and diluted net loss per share attributable to common stockholders	$(0.61)	$(0.61)	$(1.23)	$(2.01)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	37,230	11,315	35,490	9,346

(1)	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Cost of revenue	$282	$93	$810	$211
Research and development	1,279	506	3,577	1,266
Sales and marketing	2,683	1,152	7,598	2,471
General and administrative	1,685	902	4,900	2,305
	$5,929	$2,653	$16,885	$6,253

Rocket Fuel Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Nine Months Ended
	September 30,
	2014	2013
OPERATING ACTIVITIES:	(unaudited)
Net loss	$(43,815)	$(18,771)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,525	4,583
Provision for doubtful accounts	62	521
Stock-based compensation	17,193	6,277
Amortization of debt discount	144	1
Excess tax benefit from stock-based activity	(179)	—
Loss (gain) on disposal of property, equipment and software	216	(26)
Change in fair value of preferred stock warrant liability	—	4,740
Changes in operating assets and liabilities:
Accounts receivable	(5,062)	(21,236)
Prepaid expenses	(783)	(649)
Other current assets	(11,368)	(292)
Other assets	(247)	(700)
Accounts payable	13,925	12,532
Accrued and other liabilities	(1,475)	5,496
Deferred rent	20,471	100
Deferred revenue	323	264
Other liabilities	(3,894)	—
Net cash used in operating activities	(1,964)	(7,160)
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(40,286)	(5,564)
Business acquisition, net	(97,444)	—
Capitalized internal use software development costs	(5,459)	(4,486)
Restricted cash	(2,203)	—
Net cash used in investing activities	(145,392)	(10,050)
FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in follow-on public offering, net of underwriting discounts and commission	116,510	107,880
Issuance costs related to initial and follow-on public offering	(1,107)	(1,534)
Proceeds from the exercise of common stock warrants	—	97
Proceeds from exercise of vested common stock options	2,682	208
Proceeds from early exercise of unvested common stock options	17	1,058
Repurchases of common stock options early exercised	(24)	(11)
Excess tax benefit from stock-based activity	179	—
Proceeds from issuance of common stock from employee stock purchase plan	3,792	—
Tax withholdings related to net share settlements of restricted stock units	(241)	—
Repayment of capital lease obligations	(559)	—
Borrowings from line of credit	35,000	10,000
Proceeds from issuance of long-term debt	—	10,000
Repayment of long-term debt	(11,133)	(114)
Net cash provided by financing activities	145,116	127,584
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS	(1)	12
CHANGE IN CASH AND CASH EQUIVALENTS	(2,241)	110,386
CASH AND CASH EQUIVALENTS—Beginning of period	113,873	14,896
CASH AND CASH EQUIVALENTS—End of period	$111,632	$125,282

Rocket Fuel Inc.
KEY METRICS
(In thousands, except number of active customers)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Revenue	$102,098	$62,458	$269,137	$155,039
Revenue ex-TAC (non-GAAP)	$59,092	$36,035	$158,494	$87,327
Adjusted EBITDA (non-GAAP)	$(4,309)	$(676)	$(7,504)	$(4,578)
Number of active customers	1,446	938	1,446	938

Rocket Fuel Inc.
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Net loss	$(22,831)	$(6,860)	$(43,815)	$(18,771)
Adjustments:
Interest expense, net	1,157	251	2,085	604
Income tax benefit (provision)	(4,120)	133	(3,625)	173
Depreciation and amortization expense (excludes amortization of internal use software)	4,394	781	8,865	2,061
Stock-based compensation expense	5,929	2,653	16,885	6,253
Change in fair value of convertible preferred stock warrant liability	—	2,385	—	4,740
Other income (expense) - net	1,999	(155)	2,443	213
Acquisition related and other expenses	9,136	—	9,236	—
Payroll tax expense related to stock-based compensation	27	136	422	149
Total adjustments	18,522	6,184	36,311	14,193
Adjusted EBITDA	$(4,309)	$(676)	$(7,504)	$(4,578)

Rocket Fuel Inc.
RECONCILIATION OF REVENUE EX-TAC TO REVENUE
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Revenue	$102,098	$62,458	$269,137	$155,039
Less media costs	43,006	26,423	110,643	67,712
Revenue ex-TAC	$59,092	$36,035	$158,494	$87,327

Rocket Fuel Inc.
RECONCILIATION OF ADJUSTED NET LOSS TO NET LOSS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
Net loss	$(22,831)	$(6,860)	$(43,815)	$(18,771)
Stock-based compensation expense	5,929	2,653	16,885	6,253
Change in fair value of convertible preferred stock warrant liability	—	2,385	—	4,740
Amortization of intangibles	1,175	—	1,175	—
Acquisition related and other expenses	9,136	—	9,236	—
Tax impact of the above items	—	—	—	—
Adjusted net loss	$(6,591)	$(1,822)	$(16,519)	$(7,778)

Adjusted diluted net loss per share	$(0.18)	$(0.16)	$(0.47)	$(0.83)

Weighted average shares used in computing adjusted diluted net loss per share	37,230	11,315	35,490	9,346

RECONCILIATION OF HISTORICAL NON-GAAP METRICS WITH REVISED DEFINITIONS
Adjusted EBITDA - Prior to the third quarter of 2014, we defined Adjusted EBITDA as net loss before income tax (expense) benefit, interest expense, net, depreciation and amortization (excluding amortization of internal-use software), stock-based compensation expense and change in fair value of convertible preferred stock warrant liability. This definition was revised, beginning in the third quarter of 2014, as net loss before provision for income taxes, interest expense - net, depreciation and amortization expense (excluding amortization of internal use software), stock-based compensation expense and related payroll taxes, changes in fair value of convertible preferred stock warrant liability, other income (expense) - net, and acquisition related and other expenses. The following tables present a reconciliation of adjusted EBITDA to net loss for each of the periods indicated (in thousands) using the previous definition and the definition as revised:

Adjusted EBITDA as previously disclosed (unaudited)
	Three Months Ended
	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014
Net income (loss)	$(8,072)	$(3,839)	$(6,860)	$(2,161)	$(11,225)	$(9,759)
Adjustments:
Interest expense	124	229	251	313	414	514
Income tax benefit (provision)	54	(14)	133	112	314	181
Depreciation and amortization (excluding amortization of internal use software)	607	673	781	2,407	1,804	2,667
Stock-based compensation expense	1,565	2,035	2,653	4,589	4,957	5,999
Change in fair value of preferred stock warrants	1,097	1,258	2,385	—	—	—
Total adjustments	3,447	4,181	6,203	7,421	7,489	9,361
Adjusted EBITDA	$(4,625)	$343	$(657)	$5,260	$(3,736)	$(398)

Adjusted EBITDA with revised definition (unaudited)
	Three Months Ended
	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014
Net income (loss)	$(8,072)	$(3,839)	$(6,860)	$(2,161)	$(11,225)	$(9,759)
Adjustments:
Interest expense	124	229	251	313	414	514
Income tax benefit (provision)	54	(14)	133	112	314	181
Depreciation and amortization (excluding amortization of internal use software)	607	673	781	2,407	1,804	2,667
Stock-based compensation expense	1,565	2,035	2,653	4,589	4,957	5,999
Change in fair value of preferred stock warrants	1,097	1,258	2,385	—	—	—
Other income (expense) - net	519	(151)	(155)	95	19	425
Acquisition related and other expenses	—	—	—	—	—	100
Payroll tax expense related to stock-based compensation	10	3	136	14	210	185
Total adjustments	3,976	4,033	6,184	7,530	7,718	10,071
Adjusted EBITDA	$(4,096)	$194	$(676)	$5,369	$(3,507)	$312
Adjusted net loss - Prior to the third quarter of 2014, we defined Adjusted net loss as net loss before stock-based compensation expense and the change in fair value of convertible preferred stock warrant liability. This definition was revised, beginning in the third quarter of 2014, as net loss excluding stock-based compensation expense, changes in fair value of convertible preferred stock warrant liability, amortization of intangible assets, acquisition related and other expenses and the estimated tax impact of the foregoing items. The change in this definition did not result in a change to prior periods previously disclosed, except for the quarter ending June 30, 2014 which would be adjusted by $0.1 million for acquisition related and other expenses.